Exhibit 99.1

Media contact:	Investors contact:
Elyce Ventura or Kelli Tejada	Ingrid Ebeling or Scott Morgan
Eastwick Communications	Market Street Partners
(650) 480-4054	(408) 215-5658
merunetworksteam@eastwick.com	ir@merunetworks.com

MERU NETWORKS REPORTS RECORD SECOND QUARTER 2011

FINANCIAL RESULTS

24% year-over-year increase in products revenues

Strengthened executive team with addition of proven sales and marketing leadership

SUNNYVALE, Calif., July 27, 2011 – Meru Networks, Inc., (NASDAQ:MERU), the leader in 802.11n virtualized wireless LAN solutions for enterprise networking, today announced its financial results for the quarter ended June 30, 2011.

Second Quarter Financial and Operational Highlights

•	Record total revenues of $23.2 million, an increase of 11% year-over-year. Products revenues grew 24% year-over-year and 23% from the previous quarter.

•	Customer count now over 5,000 worldwide, an increase in the installed base of approximately 9% from the end of the prior quarter.

•	Reported non-GAAP gross margin of 64.5%, an improvement of 120 basis points from the prior quarter.

•	Days Sales Outstanding (DSO) was 40 days when excluding the impact of the ratable revenue element, an improvement of approximately 12 days from the prior quarter.

Second Quarter Fiscal Year 2011 Financial Results

Total revenues for the second quarter of 2011 were $23.2 million, up 11% from $20.9 million in the second quarter of 2010. Products and services revenues (excluding ratable revenues) for the second quarter of 2011 were $22.1 million, up 23% from the $18.0 million reported in the second quarter of 2010. Products revenues for the second quarter of 2011 were $19.0 million, up 24% from the $15.3 million in the second quarter of 2010.

Net loss as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $9.8 million for the second quarter of 2011, or a net loss of $0.56 per basic and diluted share, compared to net income of $901,000, or $0.05 per diluted share, for the same period of 2010. GAAP results for the second quarter of 2011 included stock-based compensation expense of $1.6 million and a litigation reserve expense of $7.3 million. GAAP results for the second quarter of 2010 included stock-based compensation expense of $974,000, and $1.6 million in income related to the adjustment to fair value of the warrant liability.

Meru reported second quarter fiscal year 2011 non-GAAP net loss of $945,000, or a net loss of $0.05 per basic and diluted share, compared to non-GAAP net income of $309,000, or $0.02 per basic and diluted share, for the same period of fiscal year 2010. Non-GAAP results exclude the impact of stock-based compensation for both periods, a litigation reserve expense in the second quarter of fiscal year 2011, and adjustments to fair value of the warrant liability for the second quarter of fiscal year 2010. Please refer to the reconciliation of Meru’s GAAP to non-GAAP results provided at the end of this release.

Second Quarter Business Highlights

•

During the quarter, Meru expanded its executive leadership team with the appointment of two industry veterans: Larry Vaughan, Senior Vice President of Worldwide Sales, Service & Support; and Carl Gustin, Chief Marketing Officer.

•

Meru announced the AP400 mobile edge access point, an innovative product designed to deliver more than a gigabit per second data rate. IT organizations will use these access points to manage a smooth and accelerating transformation of their enterprise edge network from a wired Ethernet switch architecture to a new mobile edge.

•	Notable second quarter wins and production deployments include:

•	One of the top 10 largest school districts in the United States.

•	A five-star 1,400 room iconic, landmark hotel in New York City.

•	The parent company of some of the largest real estate brokerage networks in the world.

•	A leading provider of innovative network applications to government, healthcare, education and enterprise.

•	A worldwide leader in the development of advanced digital camera technology products for machine vision, industrial imaging, and computer vision applications.

“We are pleased with our performance this quarter. We achieved record revenues, surpassed 5,000 customers, and expanded our international footprint, further strengthening our competitive position,” said Ihab Abu-Hakima, president and chief executive officer of Meru Networks. “We believe the demand for our platforms further validates our ability to meet the challenges of density, diversity and cost for environments where uncompromising wireless services are essential. We are well positioned to capitalize on what we believe will be inevitable shifts as organizations strive to support the onslaught of wireless devices and meet the expectation of ubiquitous WiFi access by mobile users.”

“We reported a solid financial performance in the second quarter delivering revenues above the high end of our guidance,” said Brett White, Chief Financial Officer of Meru Networks. “We also delivered strong quarterly sequential improvement in our gross margin and DSOs, and exited the quarter debt free.”

Conference Call Information

Meru will host a conference call for analysts and investors to discuss its second quarter results, today, July 27th at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To join the live call, please dial (877) 852-2926 (domestic) and (253) 237-1123 (international) and reference conference ID 80966605.

A telephone replay will be available two hours following the conclusion of the call for a period of 7 days and can be accessed by dialing (800) 642-1687 for domestic callers and (706) 645-9291 for international callers. The call ID for the replay is 80966605. The live and archived webcast of the second quarter 2011 financial results conference call will also be available at the investor relations section of Meru’s website at http://investors.merunetworks.com.

About Meru Networks, Inc.

Founded in 2002, Meru Networks, Inc. provides a virtualized wireless LAN solution that cost-effectively optimizes the enterprise network to deliver the performance, reliability, predictability and operational simplicity of a wired network, with the advantages of mobility. Meru’s solution represents an innovative approach to wireless networking that utilizes virtualization technology to create an intelligent and self-monitoring wireless network, and enables enterprises to migrate their business-critical applications from wired networks to wireless networks, and become all-wireless enterprises. Meru is headquartered in Sunnyvale, CA, and has operations in the Americas, Europe, the Middle East and Asia Pacific. For more information, visit www.merunetworks.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements and information. All statements other than statements of historical facts, including those statements regarding the company’s ability to strengthen its competitive position, the ability of IT organizations to manage a transformation of their enterprise edge network from a wired Ethernet switch to Meru’s mobile edge products, the belief the demand for the company’s solutions validates the ability to meet challenges of density, diversity and costs, that the company is well positioned to capitalize on the efforts of organizations to support an onslaught of wireless devices and meet the expectation of ubiquitous WiFi access by mobile users, the company’s belief that it is experiencing momentum on many fronts, and that the company will expand in new geographies. These forward-looking statements involve risks and uncertainties, including the risk that the market for Meru’s solutions may not grow as the company expects; risks related to a lengthening customer approval processes, including lengthening of budget approval processes and funding uncertainty for domestic education customers; the risk that continuing investment in sales coverage and capacity will fail to diversify the company’s customer mix or mitigate against the uncertainty of governmental funding; and the other risks and uncertainties described under the caption “Risk Factors” in Meru Networks’ quarterly report on Form 10-Q filed with the Securities and Exchange Commission, or the SEC, on May 6, 2011, as well as additional reports filed with the Securities and Exchange Commission. These forward-looking statements also involve assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial conditions, results of operations, business strategy and financial needs. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update or revise these forward-looking statements, whether as a result of new information, new developments or otherwise.

Non-GAAP Financial Measurements

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Meru reports non-GAAP net income (loss), which excludes stock-based compensation expense, adjustments to the fair value of a warrant liability, and the litigation reserve expense incurred in the second fiscal quarter of 2011. Meru believes that its non-GAAP net income (loss) provides useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. Meru also believes the non-GAAP measures provide useful supplemental information for investors to evaluate its operating results in the same manner as the research analysts that follow Meru, all of whom will present non-GAAP projections in their published reports. As such, the non-GAAP measures provided by Meru facilitate a more direct comparison of its performance with the financial projections published by the analysts as well as its competitors, many of whom report financial results on a non-GAAP basis. The economic substance behind Meru’s decision to use such non-GAAP measures is that such measures approximate its controllable operating performance more closely than the most directly comparable GAAP financial measures. For example, Meru’s management has no control over certain variables that have a major influence in the determination of stock-based compensation such as the volatility of its stock price and changing interest rates. In addition, Meru’s management does not consider the litigation reserve expense relevant when comparing its performance to prior periods. Meru believes that all of these excluded expenses do not accurately reflect the underlying performance of its continuing operations for the period in which they are incurred, even though these excluded items may be incurred and reflected in Meru’s GAAP financial results.

The material limitation associated with the use of non-GAAP financial measures is that the non-GAAP measures may not reflect the full economic impact of Meru’s activities. Meru’s non-GAAP measures may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, investors are cautioned not to place undue reliance on non-GAAP information.

MERU NETWORKS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	June 30, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,552	$62,270
Short-term investments	4,999	4,999
Accounts receivable, net	9,693	8,796
Inventory	5,213	4,636
Deferred inventory costs, current portion	339	1,273
Prepaid expenses and other current assets	1,113	1,195

Total current assets	74,909	83,169

Property and equipment, net	978	763
Deferred inventory costs, net of current portion	50	77
Other assets	363	359

TOTAL ASSETS	$76,300	$84,368

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,153	$4,302
Accrued liabilities	8,999	10,694
Litigation reserve	7,250	—
Long-term debt, current portion	—	2,808
Deferred revenue, current portion	9,015	12,723

Total current liabilities	29,417	30,527

Deferred revenue, net of current portion	4,262	3,923

Total liabilities	33,679	34,450

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	9	8
Additional paid-in capital	250,939	245,160
Accumulated other comprehensive income (loss)	37	(27)
Accumulated deficit	(208,364)	(195,223)

Total stockholders’ equity	42,621	49,918

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$76,300	$84,368

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except for share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
REVENUES:
Products	$19,015	$15,279	$34,455	$29,017
Support and services	3,120	2,708	6,260	4,860
Ratable products and services	1,094	2,915	2,665	6,644

Total revenues	23,229	20,902	43,380	40,521

COSTS OF REVENUES:
Products	6,664	5,255	12,375	10,036
Support and services	1,043	618	1,940	971
Ratable products and services	639	1,517	1,491	3,617

Total costs of revenues *	8,346	7,390	15,806	14,624

Gross profit	14,883	13,512	27,574	25,897

OPERATING EXPENSES:
Research and development *	3,393	3,059	6,815	5,836
Sales and marketing *	10,445	8,124	20,057	15,515
General and administrative *	3,426	2,670	6,344	5,015
Litigation reserve	7,250	—	7,250	—

Total operating expenses	24,514	13,853	40,466	26,366

Loss from operations	(9,631)	(341)	(12,892)	(469)

Interest expense, net	(62)	(224)	(154)	(478)
Other income (expense), net	13	1,523	68	(33,860)

(Loss) income before provision for income taxes	(9,680)	958	(12,978)	(34,807)

Provision for income taxes	86	57	163	107

Net (loss) income	$(9,766)	$901	(13,141)	(34,914)

Net (loss) income per share of common stock, basic	$(0.56)	$0.06	$(0.76)	$(4.43)

Net (loss) income per share of common stock, diluted	$(0.56)	$0.05	$(0.76)	$(4.43)

Shares used in computing net (loss) income per share of common stock, basic	17,393,322	15,219,636	17,183,907	7,890,099

Shares used in computing net (loss) income per share of common stock, diluted	17,393,322	18,196,368	17,183,907	7,890,099

* Includes stock-based compensation expense as follows:

Costs of revenues	$97	$62	$163	$74
Research and development	264	247	542	301
Sales and marketing	532	296	951	379
General and administrative	678	369	1,279	752

	$1,571	$974	$2,935	$1,506

MERU NETWORKS, INC.

Condensed Consolidated Statements of Operations

(GAAP to Non-GAAP Reconciliation)

(Unaudited)

(In thousands, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2011	2010	2011	2010
GAAP net (loss) income	$(9,766)	$901	$(13,141)	$(34,914)

Plus:
a) Stock-based compensation	1,571	974	2,935	1,506
b) Adjustment of fair value of warrant liability	—	(1,566)	—	33,620
c) Litigation reserve	7,250	—	7,250	—

Non-GAAP net (loss) income	$(945)	$309	$(2,956)	$212

GAAP net (loss) income per share of common stock, basic	$(0.56)	$0.06	$(0.76)	$(4.43)

Plus:
a) Stock-based compensation	0.09	0.06	0.17	0.19
b) Adjustment of fair value of warrant liability	—	(0.10)	—	4.27
c) Litigation reserve	0.42	—	0.42	—

Non-GAAP net (loss) income per share of common stock, basic	$(0.05)	$0.02	$(0.17)	$0.03

Non-GAAP net (loss) income per share of common stock, diluted	$(0.05)	$0.02	$(0.17)	$0.01

Shares used in computing basic non-GAAP net (loss) income per share of common stock	17,393,322	15,219,636	17,183,907	7,890,099

Shares used in computing diluted non-GAAP net (loss) income per share of common stock	17,393,322	18,196,368	17,183,907	15,375,545

GAAP loss from operations	$(9,631)	$(341)	$(12,892)	$(469)

Plus stock-based compensation:
Costs of revenues	$97	$62	$163	$74
Research and development	264	247	542	301
Sales and marketing	532	296	951	379
General and administrative	678	369	1,279	752

	1,571	974	2,935	1,506

Litigation reserve	7,250	—	7,250	—

Non-GAAP (loss) income from operations	$(810)	$633	$(2,707)	$1,037

MERU NETWORKS, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Six months ended June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,141)	$(34,914)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	291	283
Stock-based compensation	2,935	1,506
Adjustment of fair value of warrant liability	—	33,620
Amortization of debt issuance costs	44	58
Bad debt expense	9	(46)
Changes in operating assets and liabilities:
Accounts receivable, net	(906)	99
Inventory	(577)	(301)
Deferred inventory costs	961	2,815
Prepaid expenses and other assets	78	(354)
Accounts payable	(149)	(202)
Accrued liabilities	(1,648)	1,641
Litigation reserve	7,250	—
Deferred revenue	(3,369)	(6,698)

Net cash used in operating activities	(8,222)	(2,493)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(506)	(259)
Purchases of short-term investments	(4,997)	—
Proceeds from maturities of short-term investments	5,000	—

Net cash used in investing activities	(503)	(259)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from initial public offering, net	—	57,234
Proceeds from issuance of common stock	2,835	170
Proceeds from exercise of convertible preferred stock warrants	—	716
Proceeds from long-term debt and line of credit	—	4,986
Repayment of long-term debt and line of credit	(2,852)	(11,344)

Net cash (used in) provided by financing activities	(17)	51,762

Effect of exchange rate changes on cash and cash equivalents	24	(13)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(8,718)	48,997

CASH AND CASH EQUIVALENTS — Beginning of period	62,270	21,283

CASH AND CASH EQUIVALENTS — End of period	$53,552	$70,280

Use of Non-GAAP Financial Information

In addition to the reasons stated above, which are generally applicable to each of the items Meru Networks excludes from its non-GAAP financial measures, the company believes it is appropriate to exclude certain items for the following reasons:

Stock-Based Compensation. When evaluating the performance of its consolidated results, Meru Networks does not consider stock-based compensation charges. Likewise, the Meru Networks management team excludes stock-based compensation expense from its operating plans. In contrast, the Meru Networks management team is held accountable for cash-based compensation and such amounts are included in its operating plans. Further, when considering the impact of equity award grants, Meru Networks places a greater emphasis on overall stockholder dilution rather than the accounting charges associated with such grants. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes stock-based compensation in order to better understand the long-term performance of its business.

Adjustments to the Fair Value of Warrant Liability. When evaluating the performance of its consolidated results, Meru Networks does not consider the adjustment to the fair value of the warrant liability made in the first quarter of 2010. Meru Networks management team does not consider the non-cash income / expense relevant when comparing its recent performance to the periods in which such income / expense was recorded. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes the adjustment to fair value of warrant liability in order to better understand the long-term performance of its business.

Litigation Reserve Expense. When evaluating the performance of its consolidated results, Meru Networks does not consider the litigation reserve expense incurred in the second quarter of 2011. Meru Networks management team does not consider this charge relevant when comparing its performance to prior periods. Meru Networks believes it is useful to provide a non-GAAP financial measure that excludes the litigation reserve expense as such a charge is an event that Meru does not believe is reflective of the performance of the company.